Exhibit 10.12

Schedule to Senior Vice President Change of Control Agreement

The following is a list of our officers who are party to the company’s Senior Vice President Change of Control Agreement, the form of which was filed as an exhibit to the company’s Quarterly Report on Form 10-Q for the period ending 12/29/2012:

Arthur Friedman

Stephen Furlong

David Harding

Rohan Hastie, Ph.D.

Zhenxue Jing

Robert Lavallee

Holly Lynch

Roger Mills

John Pekarsky

David Rudzinsky